EXHIBIT 10.4

FIRST AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT

THIS FIRST AMENDMENT TO TECHNOLOGY LICENSE AGREEMENT (this “Amendment”) is effective as of ___________, 2015, by and between OMS INVESTMENTS, INC., a Delaware corporation (“OMS”), and AEROGROW INTERNATIONAL, INC., a Nevada corporation (“AeroGrow”).

WHEREAS, OMS and AeroGrow entered into that certain Technology License Agreement dated April 22, 2013 (the “Agreement”), pursuant to which OMS grants to AeroGrow a license to use certain Hydroponic IP in connection with the manufacture, marketing and sale of Licensed Products; and

WHEREAS, the Parties now desire to expand the Territory and to amend and modify the Agreement, as more fully described herein.

NOW THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1. Capitalized Terms.  Any capitalized term used but not defined in this Amendment has the meaning set forth in the Agreement.

2. Definitions.  The following definitions shall be added to Section 1 of the Agreement:

“Additional Territory” means the countries or regions that may be added from time to time by the parties in an Additional Territory Term Sheet, in the form set forth on Exhibit A, attached hereto and incorporated herein.

“Original Territory” means North America.

3. Definition of Territory.  The definition of Territory in Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

“Territory” means (a) the Original Territory and (b) any Additional Territory.

4. Form of Payment.

(a) The first sentence of Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

Royalties and other fees due under this Agreement related to the Original Territory and accrued in Contract Years 1-4 shall be payable by AeroGrow to OMS, or to an OMS Affiliate designated in writing by OMS, in shares of AeroGrow’s common stock, par value $0.001 per share (“Common Stock”), at the then-current Series B Preferred Conversion Price, and such fees must be paid in accordance with U.S. tax laws and any other relevant tax laws.

(b) The last sentence of Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

For all sales in the Additional Territories and, as it relates to the Original Territory, for the fifth Contract Year and any subsequent Contract Years (i.e., 4/1/17 forward), royalties and other fees due under this Agreement shall be payable by AeroGrow to OMS, or to an OMS Affiliate designated in writing by OMS, in cash (U.S. dollars), and such fees must continue to be paid in accordance with U.S. tax laws and any other relevant tax laws.

5. Termination.  Section 8.3(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

(b)           In whole or in part as to a specific Territory as follows:

(i)
If AeroGrow fails to sell and commercially distribute in the Original Territory an amount of Licensed Products equivalent to $5,000,000 in gross sales of Licensed Products for which Royalties are due under Section 3.1 for any Contract Year, and such default is not cured within thirty (30) business days following AeroGrow’s receipt of written notice of such default, then this Agreement and the license granted hereunder may be terminated in whole upon written notice by OMS sent to AeroGrow after expiration of the thirty (30) day period and effective upon receipt of such notice, without prejudice to any and all other rights and remedies OMS may have hereunder or by law provided.

(ii)
If AeroGrow fails to sell and commercially distribute in any Additional Territory an amount of Licensed Products equivalent to the amount in gross sales of Licensed Products set forth in an Additional Territory Term Sheet within the time period set forth in such Additional Territory Term Sheet, and such default is not cured within thirty (30) business days following AeroGrow’s receipt of written notice of such default, then the license granted with respect to such Additional Territory may be terminated upon written notice by OMS sent to AeroGrow after expiration of the thirty (30) day period and effective upon receipt of such notice, without prejudice to any and all other rights and remedies OMS may have hereunder or by law provided.

6. Exhibit A.  The attached Exhibit A shall be added to the Agreement.

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7. Ratification.  Except as otherwise modified by this Amendment, all of the terms and conditions of the Agreement are hereby ratified and shall remain in full force and effect.

8. Counterparts.  This Amendment may be executed in multiple counterparts.

9. Merger.  The Agreement, as amended solely by this Amendment, constitute the entire agreement between the parties hereto with respect to its subject matter and supersede all previous amendments and addenda, and all previous or contemporaneous negotiations, commitments and writings with respect to such subject matter.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized representatives as of the date hereof.

OMS INVESTMENTS, INC. By: Name: Title: Date:	AEROGROW INTERNATIONAL, INC. By: Name: Title: Date:

EXHIBIT A
FORM OF ADDITIONAL TERRITORY TERM SHEET

TECHNOLOGY LICENSE AGREEMENT
ADDITIONAL TERRITORY TERM SHEET NO. ___

This Additional Territory Term Sheet No. ____ (this “Term Sheet”) dated _______________, 20__ (the “Term Sheet Effective Date”) is attached to, and made a part of, the Technology License Agreement (“Technology License”) by and between OMS Investments, Inc. (“OMS”) and AeroGrow International, Inc. (“AeroGrow”) dated April 22, 2013.

Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Technology License.

Additional Territory:
Termination Rights (for purposes of Section 8.3(b)(ii)):	A minimum of $________________ in annual gross sales on or before ____________, 20__, and for each subsequent Contract Year.
Retailers/Channels of Trade:

Additional Terms:

This Term Sheet incorporates all the rights, duties, and obligations extended to both parties under the Technology License relating to the subject matter herein.  This Term Sheet and the Technology License shall be read together and any conflict in terms shall be resolved with deference to the terms contained in this Term Sheet.

OMS INVESTMENTS, INC. By: Name: Title: Date:	AEROGROW INTERNATIONAL, INC. By: Name: Title: Date: